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                                                                   Exhibit 10.CC

                          CHANGE IN CONTROL AGREEMENT

      CHANGE IN CONTROL AGREEMENT (the "Agreement"), effective as of __________, by and between _____________ (the "Employee") and DUKE ENERGY CORPORATION ("Duke"), a North Carolina corporation with its principal executive offices in Charlotte, North Carolina.

     WHEREAS, Duke has determined that it is in the best interests of Duke, its affiliates and its stockholders to assure that Duke will have the continued undivided time, attention, loyalty and dedication of the Employee, notwithstanding the possibility, threat or occurrence of a Change in Control (as defined below);

     WHEREAS, Duke believes it is imperative to diminish the inevitable distraction of the Employee by virtue of the personal uncertainties and risks created by any pending or threatened Change in Control and to encourage the Employee's full undivided time, attention, loyalty, and dedication to Duke currently and in the event of any pending or threatened Change in Control; and

     WHEREAS, it is Duke's intention that the Employee be assured of compensation and benefit arrangements if his or her employment terminates as a result of a Change in Control which are competitive with those of peer executive or management employees of similarly situated corporations, and the Employee is willing to enter into an agreement to that end, upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1.  Term of Agreement.
         -----------------

     The term of this Agreement (the "Agreement Term") shall commence on the date first written above (the "Commencement Date") and shall terminate on August 19, 2001, in the event a Change in Control shall not have occurred by such date; provided, however, that such termination date shall be automatically
           --------  -------
extended for consecutive one-month periods effective on the first date of each month (each, a "Renewal Date") following the Commencement Date unless either party gives written notice to the other party not less than ten (10) days prior to a Renewal Date of its intention to terminate the Agreement at the end of the then-current Agreement Term. In the event a Change in Control shall have occurred prior to the expiration of the Agreement Term, this Agreement will continue in force and effect until the satisfaction of all of the parties' obligations hereunder.

     2.  Covered Termination.
         -------------------

     (a) General.  The Employee shall be treated as having incurred a "Covered
         -------
Termination" if during the period beginning on the date of a Change in Control that occurs during the Agreement Term and ending on the close of the 24th full calendar month following



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such Change in Control (the "Covered Period"), either (i) Duke and/or any entity that controls, is controlled by, or is under common control with Duke (a "Duke Affiliate") terminates his or her employment other than for Cause (as defined below)(so that the Employee is no longer employed by Duke or any Duke Affiliate) or (ii) the Employee terminates his or her employment with Duke and all Duke Affiliates for Good Reason (as defined below). The Employee shall not be treated as having incurred a Covered Termination if his or her employment shall terminate on account of his or her death, disability, a termination by Duke or any Duke Affiliate for Cause, a termination by the Employee other than for Good Reason, or a termination for any reason other than during the Covered Period.

          (b)  Cause.  For purposes of this Agreement, "Cause" shall mean the
               -----
occurrence of any one of the following (provided the Employee receives written notice from Duke identifying the acts or omissions constituting Cause and is given a 30-day opportunity to cure, if such acts or omissions are capable of cure): (A) a final conviction of a felony or a crime involving moral turpitude;
(B) an egregious act of dishonesty (including, without limitation, theft or embezzlement) in connection with employment, or a malicious action by the Employee toward the customers or employees of Duke or any Duke Affiliate; or (C) a material failure to carry out, or malfeasance or gross insubordination in carrying out, reasonably assigned duties or instructions consistent with his or her position (provided that material failure to carry out reasonably assigned duties shall be deemed to constitute Cause only after a finding by Duke's Chief Executive Officer of material failure on the part of the Employee).

          (c)  Good Reason.  For purposes of this Agreement, "Good Reason" shall
               -----------
mean the occurrence of any one of the following, without the written consent of the Employee, during the Covered Period (provided Duke receives written notice from the Employee, within 60 days of the occurrence of the event that gives rise to Good Reason, which identifies the acts or omissions constituting Good Reason and Duke is given a 30-day opportunity to cure): (i) any reduction in the Employee's Base Salary (as defined below) as in effect immediately prior to the Change in Control; (ii) any reduction in the Employee's annual bonus opportunity (as a percentage of Base Salary) from that which was in effect under the applicable Bonus Plan (as defined below) at the time of the Change in Control;
(iii) any material diminution in the Employee's overall level of authority or responsibility with Duke and all Duke Affiliates (or their successors) as in effect immediately prior to the Change in Control; or (iv) any requirement that the Employee relocate his principal place of business, as in effect immediately prior to a Change in Control, by more than 50 miles.

          (d)  Change in Control.  For purposes of this Agreement, a "Change in
               -----------------
Control" shall be deemed to have occurred upon the first to occur of one of the following events prior to the Expiration Date:

               (i) an acquisition subsequent to the date hereof by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of either (A) the then outstanding shares of Duke common stock (the "Common Stock") or (B) the combined voting power of the then outstanding voting securities of Duke entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities");

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          excluding, however, the following: (1) any acquisition directly from
          Duke, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from Duke, (2) any acquisition by Duke and (3) any acquisition by an Employee benefit plan (or related trust) sponsored or maintained by Duke or any of its subsidiaries;

              (ii) during any period of two (2) consecutive years (not including any period prior to the date hereof), individuals who at the beginning of such period constitute the Board (and any new directors whose election by the Board or nomination for election by Duke's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was so approved) cease for any reason (except for death, disability or voluntary retirement) to constitute a majority thereof;

             (iii) the approval by the shareholders of Duke and consummation of a merger, consolidation, reorganization or similar corporate transaction, whether or not Duke is the surviving corporation in such transaction, other than a merger, consolidation, or reorganization that would result in the voting securities of Duke outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of Duke (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization;

              (iv) the approval by the shareholders of Duke and consummation of (A) the sale or other disposition of all or substantially all of the assets of Duke or (B) a complete liquidation or dissolution of Duke; or

               (v) adoption by the Board of a resolution to the effect that any person has acquired effective control of the business and affairs of Duke.

          3.   Termination Benefits.
               --------------------

       (a)     General. In the event of a Covered Termination, the Employee
               -------
shall be entitled to the compensation and termination benefits set forth in
Section 3(b) hereof. Any lump-sum payments required under this Section 3 will be made by Duke in cash within 10 business days after the effective date of the Employee's Covered Termination. This Agreement does not grant the Employee any right or entitlement to be retained by Duke or any Duke Affiliate and shall not affect or prejudice the right of Duke or any Duke Affiliate to terminate the employment of the Employee at any time for any reason, subject to the termination payments described in this Section 3. In the event of the termination of the Employee's employment with Duke and all Duke Affiliates, the Employee agrees to immediately resign all of his or her positions as an officer or director of Duke or any Duke Affiliate.

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       (b)     Covered Termination Payments and Benefits. In the event that the
               -----------------------------------------
Employee's employment hereunder is terminated on account of a Covered Termination, the Employee will be paid and entitled to the following:

               (i) any salary or compensation earned through the date of termination and any rights or payments that have become vested or that are otherwise due under any employee benefit, incentive or compensation plan or arrangement maintained by Duke or a Duke Affiliate that the Employee participated in at the time of his or her termination of employment;

              (ii) a lump-sum payment equal to (A) the Employee's annual bonus payment earned for any completed bonus year to termination of employment, if not previously paid, plus (B) a pro-rata amount of the Employee's target bonus under any Bonus Plan (as defined below) for the year in which the termination occurs, determined as if all program goals had been met (the "Target Bonus"), pro-rated based on the number of days of service during the bonus year occurring prior to termination of employment;

             (iii) a lump-sum payment equal to the sum of the Employee's then-current Base Salary and Target Bonus for each year of the Severance Period (as defined below), including a pro-rata amount (determined on a daily basis) for any partial years during this period;

              (iv) continued coverage for the Severance Period (as defined below) under the medical and dental (but not medical spending account or employee assistance) and basic life insurance plans that the Employee participated in at the time of his or her termination, or their equivalent, under the same terms and at the same cost to the Employee as though the Employee had not terminated employment; provided, however, that in the event the
          --------  -------
          Employee becomes covered or eligible for coverage under substitute medical or life insurance plans of another employer during this period, subject to applicable requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended and the regulations thereunder ("COBRA"), Duke will no longer be obligated to provide such coverage to the Employee under this subparagraph; and, provided,
                                                                 --------
          further, that in lieu of providing medical coverage (as described
          --------
          above) hereunder, Duke may make a lump-sum payment to the Employee in an amount equal to the aggregate cost of such coverage for the Severance Period, based on the premium costs being utilized for the provision of such coverage to former employees under COBRA at the time of the Employee's termination of employment, and/or in lieu of providing basic life insurance coverage hereunder, Duke may make a lump-sum payment to the Employee in an amount equal to the anticipated cost of such coverage for the Severance Period, based on Duke's assumed costs for such coverage for internal accounting purposes at the time of the Employee's termination of employment;

               (v) a lump-sum payment equal to the present value (determined based on a six (6) percent interest rate assumption and, in the case of any pension plan accrual, the applicable mortality table for calculating optional forms of benefits

                                       4
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          under such plan) of any employer contribution (other than a contribution under section 401(k) of the Internal Revenue Code of 1986, as amended), benefit accrual or employer-financed account allocation that would have been made or accrued during the Severance Period under any qualified or non-qualified pension or savings plan maintained by Duke or any Duke Affiliate in which the Employee participated at the time of his or her termination, determined using the Employee's Base Salary and Target Bonus (if relevant) at the time of termination and assuming the maximum elective deferral by the Employee permitted by such plans, if applicable;

              (vi) notwithstanding the terms of any award agreement or plan document to the contrary, continued vesting of any long term incentive awards, including awards of stock options or restricted stock (but excluding any award that is designated by Duke as a "Chairman's Award"), held by the Employee at the time of his or her termination of employment that are not vested or exercisable on such date, in accordance with their terms as if the Employee's employment had not terminated, for the duration of the Severance Period, with any options or similar rights to remain exercisable (to the extent exercisable at the end of the Severance Period) for a period of 90 days following the close of the Severance Period, but not beyond the maximum original term of such options or rights; and

             (vii) in the event that the Employee would have satisfied the eligibility requirements of any retiree medical plan or program maintained by Duke or any Duke Affiliate generally for its retirees (a "Retiree Plan") within two years after the date of his or her termination of employment, the provision of such retiree medical benefits to the Employee from and after the date he or she would have satisfied such requirements (assuming continued employment) on a basis substantially equivalent to the retiree medical benefits provided generally under the Retiree Plan, subject to such terms and conditions and requirements for participation as apply under the Retiree Plan from time to time and as such Retiree Plan may be amended or terminated by Duke or a Duke Affiliate, as the case may be, at any time.

          (c)  Definitions.  For purposes of this Agreement, the terms below
               -----------
shall have the following definitions:

               (1) "Bonus Plan" shall mean any bonus plan, program or arrangement in which the Employee participates where bonus payments are based upon achievement of performance targets by Duke, Duke Affiliates, any business unit thereof or the Employee.

               (2) "Base Salary" shall mean the annualized amount of the Employee's regular salary during any payroll period, prior to any reductions for elective deferrals or salary reductions but excluding any overtime, incentive or other special compensation.

               (3) "Severance Period" shall be the period beginning on the date of the Covered Termination and ending on the earlier of (i) the end of the __th month following

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     such Covered Termination or (ii) the Employee's attainment of age 65 (with any fraction of a month to be rounded to the nearest whole month).

          (d)  Other Termination Benefits.  In the event of a termination of the
               --------------------------
Employee's employment that does not constitute a Covered Termination, the Employee will not be due any payments, rights or benefits under this Agreement other than those provided for in Section 3(b)(i) hereof.

          4.  Excise Tax Provision.
              --------------------

          (a) If it shall be determined that any amount, right or benefit paid, distributed or treated as paid or distributed by Duke or any Duke Affiliate to or for the Employee's benefit (whether paid or payable or distributed or distributable hereunder or otherwise, but determined without regard to any additional payments required under this Section 4) (a "Payment") would be subject to the excise tax imposed by section 4999 of the Code, or any interest or penalties are incurred by the Employee with respect to such excise tax (such excise tax, together with any such interest and penalties, collectively, the "Excise Tax"), then the Employee shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Employee of all federal, state and local taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

          (b) All determinations required to be made under this Section 4, including whether and when a Gross-Up Payment is required, the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by a nationally recognized accounting firm designated jointly by the Employee and Duke (the "Accounting Firm"), which shall be permitted to designate an independent counsel to advise it for this purpose. The Accounting Firm shall provide detailed supporting calculations both to Duke and the Employee within 15 business days of the receipt of notice from the Employee or Duke that there has been a Payment, or such earlier time as is requested by Duke. All fees and expenses of the Accounting Firm and its legal counsel shall be paid by Duke. Any Gross-Up Payment, as determined pursuant to this Section 4, shall be paid by Duke to the Employee (or to the Internal Revenue Service on the Employee's behalf) within five days of the receipt of the Accounting Firm's determination. All determinations made by the Accounting Firm shall be binding upon Duke and the Employee. As a result of the uncertainty regarding the application of section 4999 of the Code hereunder, it is possible that the Internal Revenue Service may assert that an Excise Tax is due that was not included in the Accounting Firm's calculation of the Gross-Up Payments (an "Underpayment"). In the event that Duke exhausts its remedies pursuant to this
Section 4 and the Employee thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any additional Gross-Up Payments that are due as a result thereof shall be promptly paid by Duke to the Employee (or to the Internal Revenue Service on the Employee's behalf).

                                       6
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          (c)  The Employee shall notify Duke in writing of any claim by the
Internal Revenue Service that, if successful, would require the payment by Duke of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than 10 business days after the Employee receives written notification of such claim and shall apprise Duke of the nature of such claim and the date on which such claim is requested to be paid. The Employee shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to Duke (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If Duke notifies the Employee in writing prior to the expiration of such period that it desires to contest such claim, the Employee shall: (i) give Duke all information reasonably requested by Duke relating to such claim; (ii) take such action in connection with contesting such claim as Duke shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney selected by Duke and reasonably acceptable to the Employee and ceasing all efforts to contest such claim; (iii) cooperate with Duke in good faith in order to effectively contest such claim; and (iv) permit Duke to participate in any proceeding relating to such claim; provided, however, that Duke shall bear and pay directly all
            --------  -------
reasonable costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Employee harmless, on an after-tax basis, from any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expense. Without limiting the foregoing provisions of this Section 4, Duke shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Employee to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Employee agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as Duke shall determine and direct; provided, however, that if Duke directs the Employee
                            --------  -------
to pay such claim and sue for a refund, Duke shall advance the amount of such payment to the Employee, on an interest-free basis, and shall indemnify and hold the Employee harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the Employee's taxable year with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, Duke's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Employee shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

          (d) If, after the Employee's receipt of an amount advanced by Duke pursuant to this Section 4, the Employee becomes entitled to receive any refund with respect to such claim, the Employee shall pay to Duke within 10 business days the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the Employee's receipt of an amount advanced by Duke pursuant to this Section 4, a determination is made that the Employee shall not be entitled to any refund with respect to such claim and Duke does not notify the Employee in writing of its intent to contest such denial of refund prior to the expiration of 30 days after Duke's receipt of notice of such determination, then such advance shall be

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forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

          5.  Lapse of Restrictive Covenants.  Upon the occurrence of a Covered
              ------------------------------
Termination, the Employee will no longer be bound by any non-competition restriction or other restrictive covenant to which he or she is a party with respect to Duke or any Duke Affiliate.

          6.  Tax Withholding. Duke may withhold from any amounts payable under
              ---------------
this Agreement such federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

          7.  Notice.  Any notices to be given hereunder by either party to the
              ------
other may be effectuated either by personal delivery in writing or by mail, registered or certified, postage prepaid, with return receipt requested. Mailed notices shall be addressed to the parties at the following addresses:

If to Duke or any other
Duke Affiliate:          Mr. Richard Priory
                         Chairman, President and CEO
                         Duke Energy Corporation
                         Post Office Box 1006, EC3XB
                         Charlotte, North Carolina  28201-1006

                    cc:  Mr. Christopher C. Rolfe
                         Vice President, Corporate Human Resources
                         Duke Energy Corporation
                         Post Office Box 1244, PB04J
                         Charlotte, North Carolina  28201-1244

          8.  Waiver of Breach.  The waiver by any party to a breach of any
              ----------------
provision in this Agreement cannot operate or be construed as a waiver of any subsequent breach by a party. Any waiver or consent from Duke with respect to any term or provision of this Agreement or any other aspect of the Employee's conduct or employment shall be effective only in the specific instance and for the specific purpose for which given and shall not be deemed, regardless of frequency given, to be a further or continuing waiver or consent. The failure or delay of Duke at any time or times to require performance of, or to exercise any of its powers, rights or remedies with respect to, any term or provision of this Agreement or any other aspect of the Employee's conduct or employment shall in no manner (except as otherwise expressly provided herein) affect Duke's right at a later time to enforce any such term or provision.

          9.  Severability.  The validity or unenforceability of any particular
              ------------
provision in this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if the invalid or unenforceable provision were omitted.

          10. Entire Agreement.  Except as otherwise provided herein, this
              ----------------
Agreement covers the entire understanding of the parties with respect to the subject matter hereof, superseding all prior understandings and agreements. No modifications or amendments of the

                                       8
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terms and conditions herein shall be effective unless in writing and signed by the parties or their respective duly authorized agents.

          11. Applicability of Key Employee Severance Agreement.  In the event
              -------------------------------------------------
of a Covered Termination following a Change in Control, this Agreement will supersede any "Key Employee Severance Agreement and Release" (or similar severance agreement) to which the Employee is a party, but shall have no effect on any such agreement in the event of a termination of employment that is not treated as a Covered Termination under this Agreement.

          12. Governing Law.  This Agreement shall be interpreted, construed
              -------------
and governed according to the laws of the State of North Carolina, without reference to conflicts of law principles thereof.

          13. Successors and Assigns.  Neither this Agreement, nor any of the
              ----------------------
parties' respective rights, powers, duties or obligations hereunder, may be assigned by either party without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the Employee and his or her heirs and legal representatives and Duke and its successors. Successors of Duke shall include, without limitation, any company or companies acquiring, directly or indirectly, all or substantially all of the assets of Duke, whether by merger, consolidation, purchase, lease or otherwise, and such successor shall thereafter be deemed "Duke" for the purpose hereof.

          14. Forum Selection.  The Employee agrees that any claim against Duke
              ---------------
or any Duke Affiliate arising out of or relating in any way to this Agreement or to the Employee's employment with Duke or any Duke Affiliate (including without limitation any claim arising under the federal civil rights statutes) shall be brought exclusively in the Superior Court of Mecklenburg County, North Carolina, or the United States District Court for the Western District of North Carolina, and in no other forum. The Employee hereby consents to the personal and subject matter of jurisdiction of these courts for the purpose of adjudicating any claims subject to this forum selection clause. The Employee also agrees that any dispute of any kind arising out of or relating to this Agreement or to the Employee's employment (including without limitation any claim arising under the federal civil rights statutes) shall at the sole election or demand of Duke or the applicable Duke Affiliate be submitted to final, conclusive and binding arbitration before and according to the rules then prevailing of the American Arbitration Association in Mecklenburg County, North Carolina, which election or demand may be made by Duke or the applicable Duke Affiliate at any time prior to the last day to answer and/or respond to a summons and/or complaint made by the Employee. The results of any such arbitration proceeding shall be final and binding both upon Duke or the applicable Duke Affiliate and upon the Employee, and shall be subject to judicial confirmation as provided by the Federal Arbitration Act or the North Carolina Arbitration Act, including specifically the terms of N.C. Gen. Stat. (S) 1-567.2, which are incorporated herein by reference.

          15. Legal Fees.  To provide the Employee with reasonable assurance
              ----------
that the purposes of this Agreement will not be frustrated by the cost of enforcement, Duke shall pay and be solely responsible for reasonable attorneys' fees and expenses incurred by the Employee as a result of a claim that Duke has breached or otherwise failed to perform its obligations under this Agreement or any provision hereof, regardless of which party, if any, prevails in the contest;

                                       9
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provided, however, that Duke shall not be responsible for such fees and
--------  -------
expenses to the extent incurred in connection with a claim made by the Employee that the trier of fact in any such contest finds to be frivolous.


          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on
__________.


                                             DUKE ENERGY CORPORATION



                                             By:_____________________________


                                             Title:  ___________________________


                                             EMPLOYEE


                                             __________________________

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